Exhibit 10.4
                                  KEY EMPLOYEE
                           PROFIT-SHARING BONUS PLAN


     Participants in this plan are all corporate officers, by-products manager, mill general managers, timber buyers and mill controllers. The bonus will be computed at each fiscal year end. Bonus amount will be the following percentages of fiscal year net profit after tax (assuming tax rate of 38%):

                  0% - $0 to  $3,999,999
                  2% - $4,000,000 to $6,000,000
                  4% - $6,000,001 to $8,000,000
                  6% - $8,000,000 to $12,000,000
                  8% - $12,000,000, to $14,000,000
                 10% - $14,000,000 and above

         This plan is not capped by any percentage of salary.